Exhibit 99.1

News Release
International Paper Reports Full-Year and Fourth Quarter 2024 Results

MEMPHIS, Tenn. – January 30, 2025 – International Paper (NYSE: IP) today reported full-year 2024 net earnings of $557 million, or $1.57 per diluted share, and adjusted operating earnings (non-GAAP) of $400 million, or $1.13 per diluted share. Full-year net sales were $18.6 billion in 2024 and $18.9 billion in 2023. The reported fourth quarter net loss was $147 million, or $0.42 per diluted share, and adjusted operating loss (non-GAAP) was $7 million, or $0.02 per diluted share. Fourth quarter net sales were $4.6 billion in 2024 and 2023.

Full-year and fourth quarter net earnings include a pre-tax charge of $395 million for accelerated depreciation and restructuring charges, including $334 million related to the previously announced closure of the Company's Georgetown, S.C. pulp mill.
"During 2024, we initiated our strategy to deliver profitable growth as the low-cost, most reliable and innovative sustainable packaging solutions provider for our customers,” said Chairman and CEO Andy Silvernail. “Through a disciplined 80/20 approach, we have restructured our corporate organization, added resources to the business, reduced structural costs through footprint actions and successfully piloted regional box plant optimization. In the quarter, our earnings have stabilized and we intend to accelerate earnings improvement in 2025."

“2025 will be a transformational year with disciplined execution to further reduce costs and balance our capacity to our demand,” Silvernail added. “We will continue to optimize and invest in our box plant system to deliver service excellence for our customers while actively exploring strategic options for our Global Cellulose Fibers business. We look forward to welcoming the DS Smith team into the IP family as we work together to become a global leader in sustainable packaging solutions.”

Diluted Net EPS and Adjusted Operating EPS

	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024	Full-Year 2024	Full-Year 2023
Net Earnings (Loss) Per Share	$(0.42)	$(0.82)	$0.42	$1.57	$0.82
Less – Discontinued Operations (Gain) Loss, Net of Taxes	—	—	—	—	0.04
Net Earnings (Loss) from Continuing Operations	(0.42)	(0.82)	0.42	1.57	0.86
Add Back – Non-Operating Pension Expense (Income)	(0.02)	0.04	(0.03)	(0.12)	0.15
Add Back – Net Special Items Expense (Income)	0.52	0.36	0.33	1.02	0.43
Income Taxes - Non-Operating Pension and Special Items	(0.10)	(0.09)	(0.28)	(1.34)	(0.19)
Adjusted Operating Earnings Per Share*	$(0.02)	$(0.51)	$0.44	$1.13	$1.25

Select Financial Measures

(In millions)	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024	Full-Year 2024	Full-Year 2023
Net Sales	$4,580	$4,601	$4,686	$18,619	$18,916
Net Earnings (Loss)	(147)	(284)	150	557	288
Adjusted Operating Earnings*	(7)	(175)	153	400	438
Cash Provided By (Used For) Operations	397	492	521	1,678	1,833
Free Cash Flow**	137	187	309	757	692

Adjusted operating earnings (non-GAAP), adjusted operating earnings per share (non-GAAP) and business segment operating profit for the full-year and fourth quarter of 2023 included in this release have been adjusted to include the pre-tax charge of $422 million ($317 million after taxes) for accelerated depreciation related to mill strategic actions in the fourth quarter of 2023. This charge was previously treated as a special item and excluded from our non-GAAP earnings measures.

*    Adjusted operating earnings and adjusted operating earnings per share are non-GAAP financial measures defined as net earnings (loss) (a GAAP measure) excluding discontinued operations, net special items and non-operating pension expense (income). Net earnings (loss) and diluted earnings (loss) per share are the most directly comparable GAAP measures. The Company calculates adjusted operating earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and net special items from the earnings (loss) reported under U.S. GAAP. Adjusted operating earnings per share is calculated by dividing adjusted operating earnings by the diluted average shares of common stock outstanding. Management uses these measures to focus on on-going operations, and believes that such measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. For discussion of net special items and non-operating pension expense (income), see the disclosure under Effects of Net Special Items and Consolidated Statement of Operations and related notes included later in this release. A reconciliation of net earnings (loss) to adjusted operating earnings and diluted earnings (loss) per share to adjusted operating earnings per share, and an explanation of why we believe these non-GAAP financial measures provide useful information to investors, are included later in this release.

**    Free cash flow is a non-GAAP financial measure, which equals cash provided by operations (a GAAP measure) less cash invested in capital projects. The most directly comparable GAAP measure is cash provided by (used for) operations. A reconciliation of cash provided by (used for) operations to free cash flow and an explanation of why we believe this non-GAAP financial measure provides useful information to investors, are included later in this release.

SEGMENT INFORMATION
The following table presents net sales and business segment operating profit (loss), which is the Company's measure of segment profitability. Business segment operating profit (loss) is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments and is presented in our financial statement footnotes in accordance with ASC 280 - "Segment Reporting". Fourth quarter 2024 net sales by business segment and operating profit (loss) by business segment compared with the third quarter of 2024 and the fourth quarter of 2023 along with full-year 2024 net sales by business segment and operating profit (loss) by business segment compared with full-year 2023 are as follows:
Business Segment Results

(In millions)	Fourth Quarter 2024	Fourth Quarter 2023	Third Quarter 2024	Full-Year 2024	Full-Year 2023
Net Sales by Business Segment
Industrial Packaging	$3,869	$3,842	$3,926	$15,534	$15,596
Global Cellulose Fibers	662	656	710	2,793	2,890
Corporate and Inter-segment Sales	49	103	50	292	430
Net Sales	$4,580	$4,601	$4,686	$18,619	$18,916
Business Segment Operating Profit (Loss)
Industrial Packaging	$247	$(32)	$197	$951	$919
Global Cellulose Fibers	(250)	(133)	40	(226)	(92)

Industrial Packaging business segment operating profit (loss) in the fourth quarter of 2024 was $247 million compared with $197 million in the third quarter of 2024. In North America, net sales were lower as higher sales prices for boxes and containerboard were more than offset by lower volumes. Cost of products sold was impacted by lower recovered fiber costs and lower planned outage costs. Other input costs were flat, as higher energy costs were offset by lower wood and freight costs. Business segment operating profit (loss) was improved by an insurance reimbursement related to the Ixtac, Mexico box plant fire of $13 million in the fourth quarter of 2024 and $25 million in the third quarter of 2024. In EMEA Packaging, net sales were higher driven by seasonally higher volumes and an improved product mix. Cost of products sold was impacted by lower input costs reflecting an energy subsidy received in the fourth quarter of 2024.
Global Cellulose Fibers business segment operating profit (loss) in the fourth quarter of 2024 was $(250) million compared with $40 million in the third quarter of 2024. Net sales were lower, driven by lower average sales prices and lower volumes for both commodity pulp and fluff pulp. Cost of products sold was impacted by higher operating costs, driven by mill reliability incidents, higher planned outage costs and lower input costs reflecting lower wood and chemical costs partially offset by higher energy costs. Business segment operating profit was impacted by $215 million of accelerated depreciation expense in the fourth quarter of 2024 associated with the previously announced closure of the Georgetown, South Carolina pulp mill.
EFFECTS OF NET SPECIAL ITEMS
Net special items include items considered by management to not be reflective of the Company's underlying operations. Net special items in the fourth quarter of 2024 amount to a net after-tax charge of $146 million ($0.42 per diluted share) compared with a charge of $12 million ($0.04 per diluted share) in the third quarter of 2024 and a charge of $98 million ($0.28 per diluted share) in the fourth quarter of 2023. Net special items in all periods include the following charges (benefits):

	Fourth Quarter 2024			Fourth Quarter 2023			Third Quarter 2024
(In millions)	Before Tax	After Tax		Before Tax	After Tax		Before Tax	After Tax
Severance and other costs	$162	$122	(a)	$99	$75	(a)	$56	$42	(a)
DS Smith combination costs	38	38	(b)	—	—		26	26	(b)
Environmental remediation adjustments	35	26	(c)	7	5	(c)	—	—
Global Cellulose Fibers strategic options costs	5	4	(b)	—	—		—	—
Strategic advisory fees	—	—		—	—		25	19	(b)
Third-party warehouse fire	—	—		—	—		13	9	(e)
Net gain on sale of fixed assets	(58)	(44)	(d)	—	—		—	—
Italy antitrust	—	—		—	—		(6)	(6)	(f)
Equity method investment impairment	—	—		18	14	(h)	—	—
Tax expense (benefit) related to internal legal entity restructuring	—	—		—	4	(g)	—	(78)	(g)
Total special items, net	$182	$146		$124	$98		$114	$12

(a)	Severance and other costs associated with the Company's 80/20 strategic approach which includes the realignment of resources and mill strategic actions. See note (d) of the Consolidated Statement of Operations.
(b)	Transaction and other costs that the Company believes are not reflective of the Company's underlying operations.
(c)	Environmental remediation adjustments associated with remediation work at a waste pit site at a mill acquired but never operated by the Company, and last utilized by the predecessor owner of the mill, and post-closure remediation work associated with the mill strategic actions implemented in Q4 2023.
(d)	Net gain on the sale of fixed assets primarily for a building at our Orange, Texas containerboard mill which was permanently closed in Q4 2023. See note (e) of the Consolidated Statement of Operations.
(e)	The Company's cost for third-party damages associated with a warehouse fire in Morocco.
(f)	Settlement associated with an Italian antitrust matter initially recorded as a special item in 2019.
(g)	Tax benefit resulting from internal legal entity restructuring.
(h)	Other-than-temporary impairment of an equity method investment.
EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website by clicking on the Investors tab and going to the Events & Presentations page at https://www.internationalpaper.com/investors/events-presentations. A replay of the webcast will also be on the website beginning approximately two hours after the call.

Parties who wish to participate in the webcast via teleconference may dial +1 (646) 307-1963 or, within the U.S. only, (800) 715-9871, and ask to be connected to the International Paper fourth quarter earnings call. The conference ID number is

5125982. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (609) 800-9909 or, within the U.S. only, (800) 770-2030 and when prompted for the conference ID, enter 5125982.

About International Paper
International Paper (NYSE: IP) is a global producer of sustainable packaging, pulp and other fiber-based products, and one of the world's largest recyclers. Headquartered in Memphis, Tenn., we employ approximately 37,000 colleagues globally who are committed to creating what's next. We serve customers worldwide, with manufacturing operations in North America, Europe Latin America and North Africa. Net sales for 2024 were $18.6 billion.

Visit https://www.internationalpaper.com/investors for more information regarding International Paper, including a slide presentation regarding the full-year and fourth quarter 2024. We use this website as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release that are not historical in nature may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the use of forward-looking or conditional words such as “expects,” “anticipates,” “believes,” “estimates,” “could,” “should,” “can,” “forecast,” “intend,” “look,” “may,” “will,” “remain,” “confident,” “commit” and “plan” or similar expressions. These statements are not guarantees of future performance and reflect management’s current views and speak only as to the dates the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. All statements, other than statements of historical fact, are forward-looking statements, including, but not limited to, statements regarding anticipated financial results, economic conditions, industry trends, future prospects and the anticipated benefits, execution and consummation of corporate transactions or contemplated acquisitions, including our proposed business combination with DS Smith Plc, which we expect to close on January 31, 2025. Factors which could cause actual results to differ include but are not limited to: (i) our ability to consummate and achieve the benefits expected from, and other risks associated with, acquisitions, joint ventures, divestitures, spinoffs, capital investments and other corporate transactions, including, but not limited to, our proposed business combination with DS Smith Plc; (ii) our ability to integrate and implement our plans, forecasts, and other expectations with respect to the combined company, including in light of our increased scale and global presence; (iii) risks with respect to climate change and global, regional, and local weather conditions, as well as risks related to our targets and goals with respect to climate change and the emission of greenhouse gases (GHG) and other environmental, social and governance matters, including our ability to meet such targets and goals; (iv) loss contingencies and pending, threatened or future litigation, including with respect to environmental related matters; (v) the level of our indebtedness, risks associated with our variable rate debt, and changes in interest rates (including the impact of current elevated interest rate levels); (vi) the impact of global and domestic economic conditions and industry conditions, including with respect to current challenging macroeconomic conditions, recent inflationary pressures and changes in the cost or availability of raw materials, energy sources and transportation sources, supply chain shortages and disruptions, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products, and conditions impacting the credit, capital and financial markets; (vii) risks arising from conducting business internationally, domestic and global geopolitical conditions, military conflict (including the Russia/Ukraine conflict, the conflict in the Middle East, the further expansion of such conflicts, and the geopolitical and economic consequences associated therewith), changes in currency exchange rates, including in light of our increased proportion of assets, liabilities and earnings denominated in foreign currencies as a result of our proposed business combination with DS Smith Plc, trade policies (such as protectionist measures and increased tariffs) and trade tensions, downgrades in our credit ratings, and/or the credit ratings of banks issuing certain letters of credit, issued by recognized credit rating organizations; (viii) the amount of our future pension funding obligations, and pension and healthcare costs; (ix) the costs of compliance, or the failure to comply with, existing, evolving or new environmental (including with respect to climate change and greenhouse gas emissions), tax, trade, labor and employment, privacy, anti-bribery and anti-corruption, and other U.S. and non-U.S. governmental laws, regulations and policies (including but not limited to those in the United Kingdom and European Union); (x) any material disruption at any of our manufacturing facilities or other adverse impact on our operations due to severe weather, natural disasters, climate change or other causes; (xi) our ability to realize expected benefits and cost savings associated with restructuring initiatives; (xii) cybersecurity and information technology risks, including as a result of security breaches and cybersecurity incidents; (xiii) our exposure to claims under our agreements with Sylvamo Corporation; (xiv) the qualification of such spin-off as a tax-free transaction for U.S. federal income tax purposes; (xv) risks associated with our review of strategic options for our Global Cellulose Fibers business; (xvi) our ability to attract and retain qualified personnel and maintain good employee or labor relations; (xvii) our ability to maintain effective internal control over financial reporting; and (xviii) our ability to adequately secure and protect our intellectual property rights. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements can be found in our press releases and reports filed with the U.S. Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Amy Simpson, 901-419-4964 Investors: Jose Maria Rodriguez Meis; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30		Twelve Months Ended December 31,
	2024		2023		2024		2024		2023
Net Sales	$4,580		$4,601		$4,686		$18,619		$18,916
Costs and Expenses
Cost of products sold	3,250	(a)	3,282	(h)	3,342	(a)	13,376	(a)	13,629	(h)
Selling and administrative expenses	521	(b)	357		508	(b)	1,840	(b)	1,360
Depreciation and amortization	499	(c)	689	(c)	267		1,305	(c)	1,432	(c)
Distribution expenses	348		395		357		1,475		1,575
Taxes other than payroll and income taxes	34		39		37		147		154
Restructuring charges, net	162	(d)	99	(i)	56	(d)	221	(d)	99	(i)
Net (gains) losses on sales of fixed assets	(58)	(e)	—		—		(58)	(e)	—
Interest expense, net	56		52		51		208	(f)	231	(j)
Non-operating pension expense (income)	(8)		14		(12)		(42)		54
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings (Loss)	(224)		(326)		80		147		382
Income tax provision (benefit)	(78)		(61)	(k)	(71)	(g)	(415)	(g)	59	(k)
Equity earnings (loss), net of taxes	(1)		(19)	(l)	(1)		(5)		(21)	(l)
Earnings (Loss) From Continuing Operations	(147)		(284)		150		557		302
Discontinued operations, net of taxes	—		—		—		—		(14)	(m)
Net Earnings (Loss)	$(147)		$(284)		$150		$557		$288
Basic Earnings Per Common Share
Earnings (loss) from continuing operations	$(0.42)		$(0.82)		$0.43		$1.60		$0.87
Discontinued operations, net of taxes	—		—		—		—		(0.04)
Net earnings (loss)	$(0.42)		$(0.82)		$0.43		$1.60		$0.83
Diluted Earnings Per Common Share
Earnings (loss) from continuing operations	$(0.42)		$(0.82)		$0.42		$1.57		$0.86
Discontinued operations, net of taxes	—		—		—		—		(0.04)
Net earnings (loss)	$(0.42)		$(0.82)		$0.42		$1.57		$0.82
Average Shares of Common Stock Outstanding - Diluted	347.4		346.0		353.4		354.2		349.1

The accompanying notes are an integral part of this Consolidated Statement of Operations.

(a)	Includes pre-tax charges of $35 million ($26 million after taxes) and $60 million ($45 million after taxes) for the three months and twelve months ended December 31, 2024, respectively, for environmental remediation adjustments, a pre-tax charge of $13 million ($9 million after taxes) for the three months ended September 30, 2024 and the twelve months ended December 31, 2024 for third-party damages related to a warehouse fire in Morocco, pre-tax income of $6 million (before and after taxes) for the three months ended September 30, 2024 and the twelve months ended December 31, 2024 related to the settlement of an Italian antitrust fine and a pre-tax charge of $10 million ($7 million after taxes) for the twelve months ended December 31, 2024 for a litigation reserve.
(b)	Includes pre-tax charges of $38 million (before and after taxes), $26 million (before and after taxes) and $86 million ($85 million after taxes) for the three months ended December 31, 2024 and September 30, 2024 and the twelve months ended December 31, 2024, respectively, for costs associated with our announced agreement of an all-share combination with DS Smith Plc, a pre-tax charge of $5 million ($4 million after taxes) for the three months and twelve months ended December 31, 2024 for costs associated with our announced decision to explore strategic options for our Global Cellulose Fibers business and pre-tax charges of $25 million ($19 million after taxes) and $37 million ($28 million after taxes) for the three months ended September 30, 2024 and the twelve months ended December 31, 2024, respectively, for strategic advisory fees.
(c)	Includes pre-tax charges of $233 million ($175 million after taxes) for the three months and twelve months ended December 31, 2024 and $422 million ($317 million after taxes) for the three months and twelve months ended December 31, 2023 for accelerated depreciation associated with our mill and 80/20 strategic actions and a pre-tax charge of $5 million ($4 million after taxes) for the twelve months ended December 31, 2024 for closure costs associated with our mill strategic actions.

(d)	Includes pre-tax charges of $162 million ($122 million after taxes), $56 million ($42 million after taxes) and $221 million ($166 million after taxes) for the three months ended December 31, 2024 and September 30, 2024 and the twelve months ended December 31, 2024, respectively, for severance and other costs related to our mill strategic actions and 80/20 strategic approach.
(e)	Includes a pre-tax gain of $54 million ($41 million after taxes) for the three months and twelve months ended December 31, 2024 related to the sale of a building at our Orange, Texas containerboard mill, a pre-tax net gain of $4 million ($3 million after taxes) for the three months and twelve months ended December 31, 2024 related to miscellaneous land sales and other items.
(f)	Includes pre-tax income of $10 million ($7 million after taxes) for the twelve months ended December 31, 2024 for interest income associated with the settlement of tax audits.
(g)	Includes tax benefits of $78 million and $416 million for the three months ended September 30, 2024 and the twelve months ended December 31, 2024, respectively, related to internal legal entity restructuring.

(h)	Includes pre-tax charges of $7 million ($5 million after taxes) and $36 million ($27 million after taxes) for the three months and twelve months ended December 31, 2023, respectively, for environmental remediation reserve adjustments.
(i)	Includes a pre-tax charge of $118 million ($89 million after taxes) for the three months and twelve months ended December 31, 2023 for severance and other costs associated with our mill strategic actions and pre-tax income of $19 million ($14 million after taxes) for the three months and twelve months ended December 31, 2023 for the revision of severance estimates related to our Building a Better IP initiative.
(j)	Includes pre-tax income of $6 million ($4 million after taxes) for the twelve months ended December 31, 2023 for interest income associated with the settlement of tax audits and a pre-tax charge of $3 million ($2 million after taxes) for the twelve months ended December 31, 2023 related to the previously announced settlement of the timber monetization restructuring tax matter.

(k)	Includes tax expense of $4 million for the three months and twelve months ended December 31, 2023 related to internal legal entity restructuring and a tax benefit of $23 million for the twelve months ended December 31, 2023 related to the settlement of tax audits.
(l)	Includes a pre-tax charge of $18 million ($14 million after taxes) for the three months and twelve months ended December 31, 2023 for the other-than-temporary impairment of an equity method investment.
(m)	Includes charges of $135 million ($126 million after taxes) for the twelve months ended December 31, 2023 for impairment and transaction costs related to our former equity method investment in the Ilim joint venture.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30	Twelve Months Ended December 31,
	2024	2023	2024	2024	2023
Net Earnings (Loss)	$(147)	$(284)	$150	$557	$288
Less: Discontinued operations, net of taxes (gain) loss	—	—	—	—	14
Earnings (Loss) from Continuing Operations	(147)	(284)	150	557	302
Add back: Non-operating pension expense (income)	(8)	14	(12)	(42)	54
Add back: Net special items expense (income)	182	124	114	363	150
Income taxes - Non-operating pension and special items	(34)	(29)	(99)	(478)	(68)
Adjusted Operating Earnings	$(7)	$(175)	$153	$400	$438

	Three Months Ended December 31,		Three Months Ended September 30	Twelve Months Ended December 31,
	2024	2023	2024	2024	2023
Diluted Earnings per Common Share as Reported	$(0.42)	$(0.82)	$0.42	$1.57	$0.82
Less: Discontinued operations, net of taxes (gain) loss	—	—	—	—	0.04
Continuing Operations	(0.42)	(0.82)	0.42	1.57	0.86
Add back: Non-operating pension expense (income)	(0.02)	0.04	(0.03)	(0.12)	0.15
Add back: Net special items expense (income)	0.52	0.36	0.33	1.02	0.43
Income taxes per share - Non-operating pension and special items	(0.10)	(0.09)	(0.28)	(1.34)	(0.19)
Adjusted Operating Earnings per Share	$(0.02)	$(0.51)	$0.44	$1.13	$1.25
Notes:
Adjusted Operating Earnings and Adjusted Operating Earnings Per Share are non-GAAP financial measures defined as net earnings (loss) (a GAAP measure) excluding discontinued operations, net special items and non-operating pension expense (income). Net earnings (loss) and Diluted earnings (loss) per share are the most directly comparable GAAP measures. The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of discontinued operations, non-operating pension expense (income) and net special items, as described in greater detail above, from the net earnings (loss) reported under U.S. GAAP. Adjusted Operating Earnings Per Share is calculated by dividing Adjusted Operating Earnings by the diluted average shares of common stock outstanding. Management uses these non-GAAP financial measures to focus on on-going operations, and believes that such non-GAAP financial measures are useful to investors in assessing the operational performance of the Company and enabling investors to perform meaningful comparisons of past and present consolidated operating results from continuing operations. The Company believes that these non-GAAP financial measures, viewed alongside the most directly comparable GAAP measures, provides for a more complete analysis of the Company's results of operations.

Non-operating pension expense (income) represents amortization of prior service cost, amortization of actuarial gains/losses, expected return on assets and interest cost. The Company excludes these amounts from Adjusted Operating Earnings as the Company does not believe these items reflect ongoing operations. These particular pension cost elements are not directly attributable to current employee service. The Company includes service cost in our non-GAAP financial measure as it is directly attributable to employee service, and the corresponding employees' compensation elements, in connection with ongoing operations.

Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of respective quarters.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and Temporary Investments	$1,170	$1,113
Accounts and Notes Receivable, Net	2,966	3,059
Contract Assets	396	433
Inventories	1,784	1,889
Other	108	114
Total Current Assets	6,424	6,608
Plants, Properties and Equipment, Net	9,658	10,150
Investments	160	163
Long-Term Financial Assets of Variable Interest Entities	2,331	2,312
Goodwill	3,038	3,041
Overfunded Pension Plan Assets	92	118
Right of Use Assets	433	448
Deferred Charges and Other Assets	664	421
Total Assets	$22,800	$23,261
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$193	$138
Accounts Payable and Other Current Liabilities	4,115	3,821
Total Current Liabilities	4,308	3,959
Long-Term Debt	5,368	5,455
Long-Term Nonrecourse Financial Liabilities of Variable Interest Entities	2,120	2,113
Deferred Income Taxes	1,072	1,552
Underfunded Pension Benefit Obligation	233	280
Postretirement and Postemployment Benefit Obligation	133	140
Long-Term Lease Obligations	292	312
Other Liabilities	1,101	1,095
Equity
Common Stock	449	449
Paid-in Capital	4,732	4,730
Retained Earnings	9,393	9,491
Accumulated Other Comprehensive Loss	(1,722)	(1,565)
	12,852	13,105
Less: Common Stock Held in Treasury, at Cost	4,679	4,750
Total Equity	8,173	8,355
Total Liabilities and Equity	$22,800	$23,261

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2024	2023
Operating Activities
Net earnings (loss)	$557	$288
Depreciation and amortization	1,305	1,432
Deferred income tax expense (benefit), net	(473)	(156)
Restructuring charges, net	221	99
Net (gains) losses on sales and impairments of equity method investments	—	153
Net (gains) losses on sales on sales of fixed assets	(58)	—
Equity method dividends received	—	13
Equity (earnings) losses, net of taxes	5	(108)
Periodic pension (income) expense, net	1	94
Other, net	130	20
Changes in current assets and liabilities
Accounts and notes receivable	59	255
Contract assets	36	48
Inventories	12	73
Accounts payable and accrued liabilities	(140)	(402)
Interest payable	16	(19)
Other	7	43
Cash Provided By (Used For) Operating Activities	1,678	1,833
Investment Activities
Invested in capital projects	(921)	(1,141)
Proceeds from sale of equity method investments, net of transaction costs	—	472
Proceeds from insurance recoveries	25	—
Proceeds from sale of fixed assets	91	4
Other	(3)	(3)
Cash Provided By (Used For) Investment Activities	(808)	(668)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(23)	(218)
Issuance of debt	102	783
Reduction of debt	(141)	(780)
Change in book overdrafts	(69)	(8)
Dividends paid	(643)	(642)
Other	(1)	(1)
Cash Provided By (Used for) Financing Activities	(775)	(866)
Effect of Exchange Rate Changes on Cash and Temporary Investments	(38)	10
Change in Cash and Temporary Investments	57	309
Cash and Temporary Investments
Beginning of the period	1,113	804
End of the period	$1,170	$1,113

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Cash Provided By (Used For) Operating Activities	$397	$492	$1,678	$1,833
Adjustments:
Cash invested in capital projects	(260)	(305)	(921)	(1,141)
Free Cash Flow	$137	$187	$757	$692

Free cash flow is a non-GAAP financial measure which equals cash provided by (used for) operating activities less cash invested in capital projects. The most directly comparable GAAP measure is cash provided by operations. Management utilizes this measure in connection with managing our business and believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures.

The non-GAAP financial measures presented in this release have limitations as analytical tools and should not be considered in isolation or as a substitute for an analysis of our results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures in this release may not be comparable to similarly titled measures disclosed by other companies, including companies in the same industry as International Paper.

Management believes non-GAAP financial measures, when used in conjunction with information presented in accordance with GAAP, can facilitate a better understanding of the impact of various factors and trends on the Company’s financial results. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Investors are cautioned to not place undue reliance on any non-GAAP financial measures used in this release.